UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

MERGE HEALTHCARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor Chicago, Illinois		60601-6436
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2011, Merge Healthcare Incorporated (the “Company”) announced that its previously announced consent solicitation (the “Solicitation”), with respect to proposed amendments to the indenture (the “Indenture”) governing the Company’s outstanding $200 million in aggregate principal amount of 11.75% Senior Secured Notes due 2015 (CUSIP Numbers 589499AB8 and 589499AA0 and ISIN Number USU58948AA53) (the “Notes”), expired at 5:00 p.m., New York City time, on June 14, 2011 (the “Expiration Time”). As of the Expiration Time, $152.8 million aggregate principal amount of the Notes validly delivered a duly executed consent for the proposed amendments. Accordingly, the consents received exceed the number needed to approve the proposed amendments to the Indenture. A copy of the press release related to the Solicitation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of the Solicitation, the Company entered into a supplemental indenture to amend the Indenture (the “First Supplemental Indenture”), dated as of June 14, 2011, among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. The First Supplemental Indenture modifies the Indenture to enable the Company to undertake an offering of an additional amount of notes under the Indenture in an aggregate principal amount not to exceed $52.0 million and to use the proceeds of such offering to redeem and retire all of the Company’s outstanding Series A Preferred Stock and to pay related fees and expenses. As part of the Solicitation, the Company will make a cash payment (the “Consent Payment”) of $10.00 per $1,000 in principal amount of Notes to each holder who has validly delivered a duly executed consent on or prior to the Expiration Time in accordance with the procedures described in the Consent Solicitation Statement (the “Solicitation Statement”). The Company’s obligation to make the Consent Payment is contingent, among other things, upon the conditions described in the Solicitation Statement, including the consummation of the additional note offering described in Item 8.01 of this Current Report on Form 8-K. The First Supplemental Indenture will become operative only upon satisfaction or waiver, where possible, of such conditions, including delivery of the Consent Payment.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture and the First Supplemental Indenture which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On June 15, 2011, the Company issued a press release announcing that it proposes to offer, subject to customary market conditions, $52 million in aggregate principal amount of its 11.75% Senior Secured Notes due 2015 (the “New Notes”) as “additional notes” under the Indenture.

Merrick RIS, LLC, a controlled affiliate of Michael Ferro, who in the aggregate directly or indirectly owns approximately 37% of the Company’s common stock on a fully-diluted basis, has indicated an interest in acquiring notes in the additional note offering on the same terms as the other investors.

A copy of the press release describing the proposed offering of New Notes is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.

4.1	First Supplemental Indenture, dated as of June 14, 2011, among Merge Healthcare Incorporated, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

99.1	Press Release dated June 15, 2011 regarding expiration of consent solicitation.

99.2	Press Release dated June 15, 2011 regarding the note offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Ann G. Mayberry-French
Name:	Ann G. Mayberry-French
Title:	General Counsel and Corporate Secretary

Date: June 15, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.

4.1	First Supplemental Indenture, dated as of June 14, 2011, among Merge Healthcare Incorporated, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

99.1	Press Release dated June 15, 2011 regarding expiration of consent solicitation.

99.2	Press Release dated June 15, 2011 regarding the note offering.